EMPLOYMENT AGREEMENT


           AGREEMENT made and entered into as of the 8th day of September, 1995, between GIRGENTI, HUGHES, BUTLER & McDOWELL, INC., a New York corporation, with offices at 100 Avenue of the Americas, New York, New York 10013 (the "Company"), and FRANCIS HUGHES, residing at 425 Park Avenue South, New York, New York 10016 (the "Employee").


                                   WITNESSETH:


           WHEREAS, entering into this Agreement is a condition of closing under a certain Stock Purchase Agreement dated the date hereof ("Purchase Agreement").

           WHEREAS, the Employee was employed by the Company and the Company wishes to ensure the continued employment of Employee and the Employee wishes to accept such employment, subject to the terms and conditions hereinafter set forth.

           NOW, THEREFORE, the parties hereto, in consideration of the premises and mutual promises contained herein and for other good and valuable consideration, receipt of which is hereby acknowledged, agree as follows:

1.         Scope of Employment.

           A. During the term of this Agreement, the Employee shall have the position of Secretary and Creative Director of the Company.

           B. The Employee shall have all of the powers, duties and responsibilities as are assigned to him from time-to-time by the President of the Company and/or the Company's Board of Directors. The Employee shall report to the Board of Directors of the Company and the Chief Executive Officer or President at such time and in such details as they shall reasonably require. If requested, Employee shall serve on behalf of one or more subsidiaries or affiliates of the Company without additional compensation.

           C. The Employee shall serve the Company and devote his best efforts and all his skill and ability in the performance of his duties hereunder. Employee shall carry out his duties in a competent and professional manner, shall work with other employees of the Company and its affiliates and generally promote the best interests of the Company and its clients. The Employee shall work a total of six out of twelve months per calendar year in accordance with a schedule approved in advance by the Company. During the term of this Agreement, the Employee shall not engage in any capacity or activity which is, or may be, contrary to the welfare, interest or benefit of the business now or hereafter conducted by the Company.

2.         Term of Agreement.

           This Agreement shall commence on the date hereof and shall continue for a period of three (3) years from such date unless sooner terminated pursuant to paragraph 4 (the "Term"). Subject to Employee's compliance with and satisfaction of all the terms and conditions of this Agreement, the Term may be extended by Employee, in his sole discretion, for two (2) additional one year periods upon written notice to the Company delivered at least thirty (30) days prior to the expiration of the Term (or, as the case may be, of the first one-year extension). The terms and conditions of this Agreement shall continue to govern Employee's employment by the Company during any extension of the Term.

3.         Compensation.

           A. The Employee shall be paid base compensation at the rate of Two Hundred and Twenty Five Thousand ($225,000) Dollars per annum, payable in accordance with the Company's normal payroll practices ("Base Salary").

           B. In addition to his Base Salary, the Employee shall be entitled to participate in an incentive compensation plan to be adopted by the Company. The determination of any payment to Employee pursuant to such incentive compensation plan shall be in the sole discretion of the Company's Board of Directors.

           C. Employee shall be entitled to compensation for holidays on the same basis as available to other employees of the Company.

4.         Termination for Cause; Death of the Employee.

           A. (i) The Company may terminate this Agreement with the Employee for "cause", immediately upon notice to the Employee. For purposes of this Agreement, "cause" shall be limited to the occurrence of any of the following by or concerning the Employee:

                           1.      An act of dishonesty.
                           2.      Commission of a felony.
                           3.      Material breach of any term of this
   Ageeement.
                           4. Continuing, repeated wilful failure or refusal to substantially perform his responsibilities on behalf of the Company.
                           5.      An act of moral turpitude.
                           6. An act or omission that is materially adverse to the business or reputation of the Company.

                           7. A determination by a physician licensed in the State of New York that the Employee is a chronic alcoholic or a narcotics addict
   (as such term is defined under the New York
   Mental Hygiene Law, as amended).
                           8. The death or "disability" (as defined below) of the Employee.
                           9. The willful misappropriation of the funds or property of the Company.

                  (ii) Upon termination of the employment of Employee with the Company, subject to appropriate offsets, Employee shall be entitled to his Base Salary through the date of termination. Except as provided in this paragraph, in connection with the Employee's termination by the Company for "cause", the Company shall have no further liability to the Employee or to the Employee's heirs, beneficiaries, or estate for damages, compensation, benefits, indemnities or other amounts.

                  (iii) The term "disability", as used in this paragraph 4, shall mean the inability of the Employee by reason of physical or mental sickness, injury or illness to perform the same or similar duties for the Company as he performed prior to such sickness, injury or illness. Such disability must be for a continuous period of twelve
           (12) months, or for an aggregate period of eighteen (18) months out of any continuous twenty-four (24) month period. The determination of disability shall be made by a duly licensed physician acceptable to the Employee and the Company. If no physician is acceptable to both the Employee and Company, the determination shall be made by two duly licensed physicians, one of whom shall be selected by the Employee and the other by the Company. If said two physicians cannot agree, the determination shall be made by a third duly licensed physician selected by the aforementioned two physicians.

5.         Covenant Not to Compete.

           A. The Employee agrees that his services to the Company are of a special, unique, extraordinary and intellectual character, and his position with the Company places him in a position of confidence and trust with the clients and employees of the Company. The Employee "further acknowledges that the rendering of services to the clients of the Company necessarily requires the disclosure of confidential information and trade secrets of the Company (such as, without limitation, marketing plans, budgets, designs and client preferences and policies). The Employee and the Company agree that in the course of employment with the Company, the Employee has and will continue to develop a personal acquaintanceship and relationship with the clients of the Company and a knowledge of those clients' affairs and requirements. The Employee acknowledges that the relationships of the Company with its clientele may be placed in the Employee's hands in confidence and trust and the Employee consequently agrees that it is reasonable and necessary for the protection of the goodwill and business of the Company that the Employee make the covenants contained herein. Accordingly, during the Term and for five (5) years thereafter, the Employee agrees not to do any of the following:

                  (i) engage, directly or indirectly, in any business which competes with the business now or hereafter conducted by the Company, or any affiliate, thereof within the continental United States.

                  (ii) attempt in any manner, direct or indirect, to solicit from any client of the Company, or any affiliate, or to persuade any client of the Company or any affiliate to cease to do business or reduce the amount of business which any such client has customarily done or contemplates doing with the Company, or any affiliate, whether or not the relationship between the Company (or such affiliate) was originally established in whole or in pan through Employee's efforts;

                  (iii) engage, directly or indirectly, in any business which uses as its corporate or trade name any distinctive part of the Company's name, or any affiliate thereof, or any other name then used by the Company, its parents, divisions, subsidiaries or affiliates;

                  (iv) interfere in any way, directly or indirectly, whether for his own benefit or for the benefit of any other person or any firm, corporation or other business organization, with the Company's, or any affiliate's, relationship with, or endeavor to entice away from the Company, or any affiliate, or solicit any person, firm, corporation or other entity who or which was or is an employee, consultant, distributor, independent contractor, supplier, source of material and/or product of, or in the habit of dealing with, the Company or any affiliate thereof.

                  (v) render to or for any client of the Company, or any affiliate, any services of the type rendered by the Company or any affiliate.

           B. For purposes of this paragraph 5, the Employee shall be deemed directly or indirect]y engaged in a business or activity if he participates in such business or activity himself, or as proprietor, partner, joint venturer, stockholder, director, officer, manager, employee, consultant, advisor or agent of an entity engaged in such business or entity, or if he otherwise controls such entity. Notwithstanding the above, the Employee shall not be deemed engaged in such business or activity merely by reason of holding less than five (5%) percent of the outstanding equity of any publicly owned corporation, provided that the Employee shall not be in a control position with regard to such corporation.

6.         Confidential Information.

           A. The Employee shall not at any time during the Term or thereafter use for his own benefit and/or reveal, divulge or publish or make known, directly or indirectly, to any person, firm or corporation, any of the Company's or any affiliate's confidential information or trade secrets, whether written or oral, that the Employee has acquired during the Term (hereinafter referred to as "Confidential Information"). Notwithstanding the above, the term "Confidential Information" shall not include any information which is in the public domain and could readily be known or determined without being employed by the Company or which enters the public domain through no breach of the Employee's obligations hereunder.

           B. The Employee shall hold in trust and confidence for the benefit of the Company all Confidential Information and the Employee shall not disclose such Confidential Information to any person, firm or corporation, or use such Confidential Information for any purpose other than on behalf of the Company in accordance with his duties under this Agreement. The Employee shall not make any copies of Confidential Information without the express prior written consent of the Company. It is hereby expressly understood that by disclosing said Confidential Information to the Employee, the Company does not grant any express, implied or other license or right of any nature to the Employee with respect to the Confidential Information.

           C. Upon termination of the Term or termination of the Employee's services for the Company irrespective of the time, manner or cause of same, the Employee shall surrender to the Company all customer lists, books, records and documents provided by, belonging to, relating to or used in connection with the Company's business and/or all other property belonging to the Company or to the Company's customers.

           D. The Company does not wish to receive any confidential information from the Employee. Any and all information disclosed by the Employee to the Company shall not be deemed confidential, and the Company shall be under no obligation to retain any such information in confidence.

7.         Enforcement of Restrictive Covenants.

           The parties acknowledge that the type and periods of restriction imposed in the provisions of Sections 5 and 6 above are fair and reasonable and are reasonably required for the protection of the Company; and that the time, scope, geographic area and other provisions of such sections have been specifically negotiated by sophisticated commercial parties and are given as an integral part of the transactions contemplated by the Purchase Agreement, it being understood that the clients of the Company may be serviced from any location and accordingly it is reasonable that the restrictive covenants set forth herein are not limited by narrow geographic area but generally by the location of such clients and potential clients. The Employee specifically acknowledges that his being restricted from servicing clients and prospective clients as contemplated by this Agreement will not prevent him from being employed or earning a livelihood in the type of business conducted by the Company. If any of the covenants in Sections 5 or 6 above, or any part thereof, is hereafter construed to be invalid or unenforceable, it is the intention of the parties that the same shall not affect the remainder of the covenant or covenants, which shall be given full effect without regard to the invalid portions. If any of the covenants contained in Sections 5 or 6, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination should reduce the duration and/or areas of such provision such that, in its reduced form, said provision shall then be enforceable. The parties hereto intend to and hereby confer jurisdiction to enforce the covenants contained in Sections
5 or 6 above upon the courts of any jurisdiction within the geographical scope of such covenants. In the event that the courts of any one or more of such jurisdictions shall hold such covenants wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the Company's right to the relief provided above in the courts of any other jurisdiction within the geographical scope of such covenants, as to breaches of such covenants in such other respective jurisdictions, the above covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

8.         Intellectual Property.

           During the Term, the Employee will disclose to the Company all ideas, inventions, advertising campaigns, designs, logos, slogans and business plans developed by him during such period, either individually or in collaboration with others, which relate to the business of the Company or any affiliate, including without limitation, any process, operation, product or improvement which may be patentable or copyrightable. The Employee agrees that such will be the sole property of the Company and that he will at the Company's request and cost do whatever is reasonably necessary to secure the rights thereto by patent, copyright or otherwise to the Company.

9.         Equitable Relief.

           The parties hereto recognize that irreparable harm will result to the Company and its business and properties if the Employee fails or refuses to perform his obligations under this Agreement, and that the remedy at law for any such failure or refusal will be inadequate. Accordingly, in addition to any other remedies and damages available, the Company shall be entitled to injunctive relief, specific performance and any other appropriate equitable relief. Such relief may be taken against any employee, consultant or representative of the Employee, or any corporation in which the Employee is a shareholder or has a management position, or any partnership in which the Employee is a partner or has a management position. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies in addition to equitable relief, including the recovery of damages.

10.        Invalidity and Severability.

           If any provisions of this Agreement are held invalid or unenforceable by a court of competent jurisdiction, such invalidity or unenforceability shall not affect the other provisions of this Agreement, and, to that extent, the provisions of this Agreement are intended to be and shall be deemed severable.

11.        Notices.

           Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if personally delivered, sent via facsimile or overnight courier, or sent by registered or certified mail, return receipt requested, as follows:

           As to the Employee:              Francis Hughes
                                            425 Park Avenue South
                                            New York, New York 10016

           As to the Company:               Girgenti, Hughes, Butler &
                                              McDowell, Inc.
                                            100 Avenue of the Americas
                                            New York, New York 10013

           With copies to:                  Todtman, Young, Tunick, Nachamie,
                                              Hendler & Spizz, P.C.
                                            425 Park Avenue
                                            New York, N.Y. 10022
                                            Ann:  Martin Todtman, Esq.

or to such other address as any such party or attorney may designate by notice to the others in accordance with this Agreement. Notices shall be deemed given on the date personally delivered or sent via facsimile, the day after being sent via overnight courier, or five (5) days after being sent by registered or certified mail (return receipt requested).

12.        Assignment.

           A. This Agreement and the rights and obligations of the parties hereto shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs, beneficiaries and personal representatives.

           B. The parties acknowledge that the services to be provided by the

Employee hereunder are unique to the Employee. Accordingly, the Employee may not assign any obligation hereunder without the prior written consent of the Company, which may be withheld for any or no reason. The Company may assign its rights and obligations under this Agreement upon the submission of a 10 day written notice to the Employee.

13.        No Conflict.

           Employee represents and warrants that he is not subject to any agreement, instrument, order, judgment or decree of any kind, or any other restrictive agreement of any character, which would prevent him from entering into this Agreement or which would be breached by Employee upon the performance of his duties pursuant to this Agreement.

14.        Waiver of Breach.

           Waiver by either party of a breach of any provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent breach by such other party. The failure of any party hereto to take any action by reason of such breach shall not deprive such party of the right to take action at any time while such breach continues.

15.        Entire Agreement.

           This instrument contains the entire agreement of the parties as to the subject matter hereof and supersedes any and all other agreements of the parties as to the subject matter hereof. It may not be changed, modified, extended or discharged orally, and no provision hereof may be waived orally, but only by an agreement in writing signed by the party against whom enforcement of any change, modification, extension, discharge or waiver is sought.

16.        Applicable Law.

           This Agreement shall be construed in accordance with the laws of the State of New York.

           IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the day and year first above written.


                                 /s/ Francis Hughes
                                 _____________________________________________
                                 Francis Hughes


                                 GIRGENTI, HUGHES, BUTLER & McDOWELL, INC.




                                 By:  /s/ Steven Girgenti
                                      ________________________________________
                                      Steven Girgenti, President